Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-201203 and No. 333-239034) on Form S-8 and Registration Statement (No. 333-258148) on Form S-3 of AlerisLife Inc. of our report dated February 25, 2021, relating to the consolidated financial statements, of AlerisLife Inc. (formerly Five Star Senior Living Inc.), appearing in this Annual Report on Form 10-K of AlerisLife Inc. for the year ended December 31, 2021.

RSM US LLP

Boston, MA
February 23, 2022